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                                                                    EXHIBIT 11.1
HealthDesk Corporation
Computation of Loss per Share
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
                                                                                          Year Ended                 Year Ended
                                                                                       December 31, 1996         December 31, 1997
                                                                                       -----------------         -----------------
Weighted average number of common shares outstanding ..........................             2,218,645              5,212,060

Shares issuable pursuant to conversion of preferred stock, warrants and stock options issued during the 12 month period prior to the filing of the initial public offering registration statement, less shares assumed repurchased at
   the offering price of $5.00 per share ......................................             1,694,788                   --
                                                                                          -----------            -----------

Total for both Basic and Diluted Calculations .................................             3,913,433              5,212,060
                                                                                          -----------            -----------

Net Loss ......................................................................           $(4,391,454)           $(3,817,247)
                                                                                          ===========            ===========

Basic loss per share ..........................................................           $     (1.12)           $     (0.73)
                                                                                          ===========            ===========

Diluted loss per share ........................................................           $     (1.12)           $     (0.73)
                                                                                          ===========            ===========

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